Exhibit 99.1

NEWS

For Immediate Release

GLOBALSTAR RETAINS NASDAQ LISTING

Company announces February 4, 2013 launch date as it begins to take delivery of the new satellites at the Baikonur Cosmodrome

COVINGTON, LA. -- (October 17, 2012) – Globalstar, Inc. (NASDAQ: GSAT), today announced that a NASDAQ Listing Qualifications Panel (the “Panel”) has decided to maintain Globalstar’s listing through the end of the year. Previously, Globalstar had reported that the Staff of The NASDAQ Stock Market LLC had notified the Company that its securities would be delisted from The NASDAQ Capital Market for failure to maintain a closing bid price of its common stock of at least $1.00 per share, pending the Company’s right to appeal the Staff determination. Globalstar requested a hearing and presented evidence supporting a further extension through the end of the year. The Panel granted Globalstar’s request, finding that Globalstar “has made a persuasive case that its difficulties in completing the launch of the constellation are behind it … and that the longer-term prospects for value to shareholders upon completion of the launch are substantial.”

“On behalf of all of our employees, customers and shareholders, I want to thank the Panel Members for their thoughtful consideration,” said Jay Monroe, Chairman and CEO of Globalstar, Inc.

Additionally, Globalstar announced that it has taken delivery of the first two Spacecraft for the fourth launch of six second-generation satellites. The satellites have arrived at the Baikonur Cosmodrome where they will undergo preparations for a scheduled February 4, 2013 launch. The remaining four satellites are scheduled to be delivered in the coming weeks.

Finally, Globalstar announced that satellite manufacturer Thales Alenia Space has delivered the software patch to remedy a previously reported momentum wheel issue affecting a satellite currently in orbit. Thales and Globalstar will upload the software to the satellite over the next few days. Once testing of the new software is complete, Globalstar expects to place the satellite back into commercial service during the month of November.

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, the SPOT Satellite GPS Messenger and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. All SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains statements such as, “Once testing of the new software is complete, Globalstar expects to place the satellite back into commercial service during the month of November,” that may be considered to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding the Company’s ability to develop and expand its business, its anticipated capital spending (including for future satellite procurements and launches), its ability to manage costs, its ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in its industry on the Company and its competitors, its anticipated future revenues, its anticipated financial resources, its expectations about the future launches and operational performance of its satellites (including their projected operational lives), the expected strength of and growth prospects for the Company’s existing customers and the markets that it serve, commercial acceptance of its new Simplex products, including its SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by the Company or its independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Globalstar undertakes no obligation to update any such statements. Additional information on factors that could influence the Company’s financial results is included in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.